Exhibit 10.4(d)

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

RELIANT PHARMACEUTICALS, INC.

The undersigned, being all of the directors of Reliant Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), in lieu of a meeting of the Board of Directors of the Corporation (the “Board”) and pursuant to the authority of Section 141(f) of the Delaware General Corporation Law and Article III, Section 8 of the By-Laws of the Corporation, hereby consent to, authorize and adopt the following resolutions with the same force and effect as if the undersigned were personally present at a meeting of the Board and had voted for the same. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan of Conversion (as defined below).

Adoption of Equity Incentive Plan and Assumption of Certain Obligations Related to Stock Options and Warrants

WHEREAS, the Board of Managers of the Corporation’s predecessor, Reliant Pharmaceuticals, LLC, approved and ratified, and the Corporation has adopted, a Plan of Conversion, dated as of March     , 2004, a copy of which is attached as Exhibit A (the “Plan of Conversion”), pursuant to which, among other things, (i) Reliant Pharmaceuticals, LLC converted into the Corporation and (ii) the Reliant Pharmaceuticals, LLC Equity Incentive Plan (the “LLC Equity Plan”) automatically terminated to the extent necessary such that no further options remain eligible for grant thereunder, although such Plan continues to govern options already issued thereunder;

WHEREAS, the Plan of Conversion provides that the Corporation shall adopt, and the Board has determined that it is in the best interests of the Corporation to adopt, the Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan substantially in the form attached as Exhibit B (the “2004 Equity Incentive Plan”);

WHEREAS, the Plan of Conversion provides that the Corporation shall reserve, and the Board has determined that it is in the best interests of the Corporation to reserve, an aggregate of 1,343,600 shares of Common Stock for issuance under the 2004 Equity Incentive Plan plus any shares subject to options granted under the LLC Equity Plan which are forfeited or unexercised at the expiration of their term (by cancellation or otherwise); and

WHEREAS, the Plan of Conversion provides that each option to purchase Common Units (the “Options”) outstanding immediately prior to the effective time of the corporation conversion (the “Effective Time”) under the LLC Equity Plan, whether or not exercisable, continues to be outstanding according to the terms and conditions as set forth in the LLC Equity Plan and any option agreements thereunder in effect immediately prior to the Effective Time, except that (i) each such Option is automatically exercisable (or will become exercisable in accordance with its terms) for that number of shares of Common Stock equal the number of Common Units that were issuable upon exercise of such Option, and (ii) the LLC Equity Plan shall be amended to the extent necessary to reflect the Conversion from a limited liability company to a corporation and that such Options will be exercisable for shares of Common Stock and not Common Units.

NOW, THEREFORE, BE IT RESOLVED, that subject to approval by the stockholders of the Corporation, the 2004 Equity Incentive Plan be, and it is hereby, adopted, authorized and approved in all respects;

FURTHER RESOLVED, that the Board hereby approves the submission of the 2004 Equity Incentive Plan to the stockholders of the Corporation for their approval and recommends such approval;

FURTHER RESOLVED, that an aggregate of 1,343,600 shares of Common Stock are hereby reserved for issuance under the 2004 Equity Incentive Plan in accordance with the terms of the 2004 Equity Incentive Plan, plus any shares subject to options granted under the LLC Equity Plan or the 2004 Equity Incentive Plan which are forfeited or unexercised at the expiration of their term (by cancellation or otherwise);

FURTHER RESOLVED, that the Board hereby authorizes, empowers and directs the proper officers of the Corporation to take all actions necessary to cause the Corporation to (i) assume the obligations of Reliant Pharmaceuticals, LLC with respect to all Options issued and outstanding under the LLC Equity Plan and (ii) settle, as and when appropriate, the Options issued and outstanding under the LLC Equity Plan with options to purchase Common Stock, which options shall be subject to the terms of the LLC Equity Plan and the option agreements related thereto; provided, however, that the Corporation does not assume any Options issued under the LLC Equity Plan that are not outstanding at the Effective Time;

FURTHER RESOLVED that any proper officer may order the transfer agent of the Corporation (which may be the Corporation) to set aside and reserve that number of shares (the “Underlying Shares”) of the Corporation’s Common Stock, as can be issued upon the exercise of all of the options granted under the 2004 Equity Incentive Plan, options granted under the LLC Equity Plan and warrants issued by the Corporation (or its predecessors), from the authorized but unissued shares of Common Stock; and

FURTHER RESOLVED, that upon issuance and delivery of the Underlying Shares against payment of the exercise price therefor in accordance with the terms of the 2004 Equity Incentive Plan, the LLC Equity Plan or warrants issued by the Corporation (or its predecessors), as applicable, and the option agreements related thereto, the Underlying Shares shall be validly issued, fully paid and nonassessable.

General Resolutions:

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Corporation to negotiate, execute, acknowledge and deliver any and all documents and instruments and to take any and all such actions including making changes to such documents or instruments, as he may deem necessary or desirable in order to carry out the intent and purposes of the foregoing resolutions, the execution and delivery of such documents or instruments or the taking of such action to be conclusive evidence that such execution and delivery or the taking of such action was authorized by these resolutions;

FURTHER RESOLVED, that all actions heretofore taken and expenses incurred by any proper officer heretofore in furtherance of any of the actions authorized or ratified by the foregoing resolutions, to the extent consistent with such resolutions, hereby are expressly ratified, confirmed, adopted and approved in all respects;

FURTHER RESOLVED, that the “proper officers” of the Corporation for the purposes of these resolutions shall be the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President (regardless of designation), the Secretary and the Treasurer of the Corporation; and

FURTHER RESOLVED, that this written consent may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, each of which will be deemed to be an original of this written consent and all of which, when taken together, will be deemed to constitute one and the same instrument.

[Signature Page Follows]

Dated: April 1, 2004

/s/ Jack L. Bowman
Jack L. Bowman

/s/ Gerald L. Cohn
Gerald L. Cohn

/s/ Fred B. Craves
Fred B. Craves

/s/ Mark S. Hoplamazian
Mark S. Hoplamazian

/s/ Joseph Krivulka
Joseph Krivulka

/s/ Ken Langone
Ken Langone

/s/ Ernest Mario
Ernest Mario

/s/ David V. Milligan
David V. Milligan

/s/ Richard F. Pops
Richard F. Pops

/s/ Thomas J. Pritzker
Thomas J. Pritzker

BEING ALL OF THE MEMBERS OF THE BOARD OF DIRECTORS OF THE CORPORATION